EXHIBIT 11(a)

December 21, 1993

Dreyfus Focus Funds, Inc.
144 Glenn Curtiss Boulevard
Uniondale, New York 11556-0144

Gentlemen:

We have acted as counsel to Dreyfus Focus Funds, Inc. (the "Fund") in connection with the preparation of a Registration Statement on Form N-1A, Registration No. 33-51061 (the "Registration Statement"), covering shares of common stock (the "Common Stock") of the Fund.

We have examined copies of the Articles of Incorporation and ByLaws of the Fund, the Registration Statement and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Attorneys involved in the preparation of this opinion are admitted only to the bar of the State of New York. As to various questions arising under the laws of the State of Maryland, we have relied on the opinion of Messrs. Venable, Baetjer and Howard, a copy of which is attached hereto. Qualifications set forth in their opinion are deemed incorporated herein.

Based upon the foregoing, we are of the opinion that (a) the 8,000 shares of presently issued and outstanding Common Stock of the Fund have been validly and legally issued and are fully paid and nonassessable; and (b) the shares of Common Stock to be offered for sale pursuant to the Prospectus are, to the extent of the number of shares of each Portfolio authorized to be issued by the Fund in its Articles of Incorporation, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus and authorized by the Board of Directors of the Fund, will have the number of shares of each Portfolio authorized to be issued by the Fund in its Articles of Incorporation, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus and authorized by the Board of Directors of the Fund, will have been validly and legally issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration and qualification of the Fund or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN

December 21, 1993

Stroock & Stroock & Lavan
Seven Hanover Square
New York, New York 10004

           Re:       Dreyfus Focus Funds, Inc.

Ladies and Gentlemen:

           We have acted as special Maryland counsel for Dreyfus Focus Funds, Inc., a Maryland corporation (the "Fund"), in connection with the organization of the Fund and the issuance shares of its Common Stock, par value $.001 per share (the "Common Stock").

           As Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement on Form N-1A, File No. 33-51061 (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

           We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents the submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

           Based on such examination, we are of the opinion and so advise you that:

1.	The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The 8,000 shares of presently issued and outstanding Common Stock of the Fund have been validly and legally issued and are fully paid and nonassessable.

3.	The shares of Common Stock of the Fund to be offered for sale pursuant to the Prospectus are, to the extent of the number of shares authorized to be issued by the Fund in its Articles of Incorporation, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.

           This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

           You may rely upon our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, VENABLE, BAETJER AND HOWARD